                                                                      EXHIBIT 11

                               PG&E CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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                                            Three months ended  Twelve months ended
                                               December 31,         December 31,
                                             ----------------    ------------------
(in millions, except per share amounts)        2000     1999       2000      1999
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
BASIC EARNINGS PER SHARE (EPS)/1/

Earnings available for common stock          $(4,117)  $ (611)   $(3,364)   $  (73)
                                             =======   ======    =======    ======
Average common shares outstanding/2/             363      366        362       368
                                             =======   ======    =======    ======
Basic EPS                                    $ (1.34)  $(1.67)   $ (9.29)   $(0.20)
                                             =======   ======    =======    ======

DILUTED EARNINGS PER SHARE (EPS)/1/

Earnings available for common stock          $(4,117)  $ (611)   $(3,364)   $  (73)
                                             =======   ======    =======    ======

Average common shares outstanding                363      366        362       368
Add: outstanding options, reduced by the
 number of shares that could be
 repurchased with the proceeds from
 such exercise (at average market price)           3        -          2         1
                                             -------   ------    -------    ------

Average common shares outstanding as
 adjusted                                        366      366        364       369
                                             =======   ======    =======    ======
Diluted EPS                                  $(11.25)   (1.67)   $ (9.24)   $(0.20)
                                             =======   ======    =======    ======
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/1/   This presentation is submitted in accordance with Item 601(b)(11) of
      Regulation S-K and Statement of Financial Accounting Standards No. 128.

/2/ Average common shares outstanding exclude shares held by a subsidiary of PG&E Corporation (23,815,500 shares at December 31, 1999 and 2000, respectively) and shares held by the Company to secure deferred compensation obligations (281,985 shares at December 31, 1999 and 2000, respectively).